As filed with the Securities and Exchange Commission on June 12, 2008
Registration No. 333-62647

SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

POST-EFFECTIVE AMENDMENT NO. 1
TO

FORM S-8

REGISTRATION STATEMENT
Under
The Securities Act of 1933

LEAR CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	13-3386776
(State or Other Jurisdiction of	(I.R.S. Employer Identification No.)
Incorporation or Organization)

21557 Telegraph Road
Southfield, Michigan	48033
(Address of Principal Executive Offices)	(Zip Code)
Lear Corporation Hourly 401(k) Savings Plan
(f/k/a Lear Corporation Personal Savings
Plan for Delphi Hourly-Rate Employees)
(Full Title of the Plan)
Terrence B. Larkin
Senior Vice President, General Counsel and Corporate Secretary
21557 Telegraph Road
Southfield, Michigan 48033
(Name and Address of Agent for Service)
(248) 447-1500
(Telephone Number, Including Area Code, of Agent for Service)
     Indicate by check mark whether the registrant is a large accelerated filer, an accelerated filer, a non-accelerated filer, or a smaller reporting company. See the definitions of “large accelerated filer,” “accelerated filer” and “smaller reporting company” in Rule 12b-2 of the Exchange Act. (Check one):

Large accelerated filer ☑	Accelerated filer ☐	Non-accelerated filer ☐	Smaller reporting company ☐
(Do not check if a smaller reporting company)

SIGNATURES

DEREGISTRATION OF SECURITIES
          Lear Corporation (the “Company”) registered, pursuant to a Registration Statement on Form S-8 (Registration Number 333-62647) (the “Registration Statement”) filed with the Securities and Exchange Commission on September 1, 1998, up to 65,000 shares of the Company’s common stock in connection with offering of a Company stock fund investment option under the Lear Corporation Hourly 401(k) Savings Plan (f/k/a Lear Corporation Personal Savings Plan for Delphi Hourly-Rate Employees) (the “Plan”). As of November 1, 2007, the Plan was merged with and into the Lear Corporation Hourly Retirement Savings Plan (“RSP”) and all assets of the Plan were transferred to the RSP as of such date. Pursuant to the undertakings set forth in its Registration Statement, the Company hereby amends the Registration Statement to remove from registration any and all remaining shares of common stock and the indeterminate amount of plan interests registered under the Registration Statement which have not been issued under the Plan as of the date specified below.

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SIGNATURES
     Pursuant to the requirements of the Securities Act of 1933, as amended, the Registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-8 and has duly caused this Amendment to the Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Southfield, Michigan on the 12th day of June, 2008.

LEAR CORPORATION
By:	/s/ Terrence B. Larkin
Terrence B. Larkin
Senior Vice President, General Counsel and Corporate Secretary

     Pursuant to the requirements of the Securities Act of 1933, as amended, this Amendment to the Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Robert E. Rossiter Robert E. Rossiter	Chairman of the Board of Directors, Chief Executive Officer and President and a Director (Principal Executive Officer)	June 12, 2008

/s/ Matthew J. Simoncini Matthew J. Simoncini	Senior Vice President and Chief Financial Officer (Principal Financial Officer and Principal Accounting Officer)	June 12, 2008

/s/ Dr. David E. Fry Dr. David E. Fry	Director	June 4, 2008

/s/ Vincent J. Intrieri Vincent J. Intrieri	Director	June 12, 2008

/s/ Conrad L. Mallett, Jr. Conrad L. Mallett, Jr.	Director	June 5, 2008

/s/ Larry W. McCurdy Larry W. McCurdy	Director	June 12, 2008

/s/ Roy E. Parrott Roy E. Parrott	Director	June 12, 2008

/s/ David P. Spalding David P. Spalding	Director	June 6, 2008

/s/ James A. Stern James A. Stern	Director	June 12, 2008

/s/ Henry D.G. Wallace Henry D.G. Wallace	Director	June 12, 2008

/s/ Richard F. Wallman Richard F. Wallman	Director	June 6, 2008

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     Pursuant to the requirements of the Securities Act of 1933, as amended, the undersigned (or other persons who administer the Plan) have duly caused this Amendment to the Registration Statement to be signed on their behalf by the undersigned, thereunto duly authorized in the City of Southfield, Michigan on June 12, 2008.

LEAR CORPORATION HOURLY 401(K) SAVINGS PLAN

By:	Lear Corporation Employee Benefits Committee, as Plan Administrator

	By:	/s/ Thomas J. Polera
Name: Thomas J. Polera
Title: Vice President, Global Compensation and Benefits

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